Security Agreement



         This Security Agreement ("Agreement") is made and entered into between Soy Environmental Products, Inc., a Delaware corporation, and its wholly-owned subsidiary, Delta Environmental, Inc., a Delaware corporation (collectively "Debtor"), and Fox & Company Investments, Inc. or its nominee ("Secured Party") effective as of July 3, 1997.

         1. Grant of Security Interest. Subject to the terms and conditions of this Agreement, Debtor, for consideration, and to secure the full and prompt payment, observance and performance when due of all present and future obligations and indebtedness of Debtor to Secured Party, whether at the stated time, by acceleration or otherwise, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, whether or not of the same or similar class or of like kind to any indebtedness incurred contemporaneously with the execution of this Agreement, and whether now or hereafter existing, or due or to become due, and whether such indebtedness from time to time is reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including without limitation, the following:

                  (a) Any and all amounts owed by Debtor under, in connection with, and/or pursuant to the indebtedness evidenced by that certain Note Agreement of even date herewith, providing for the issuance from time to time of up to $900,000 original principal amount of Notes ("Notes"), with interest thereon according to the provisions thereof, and all obligations thereunder, in connection therewith and/or pursuant to any and all agreements and other documents in connection therewith; and

                  (b) All sums advanced or expenses or costs paid or incurred (including without limitation reasonable attorneys' fees and other legal expenses) by Secured Party pursuant to or in connection with the Notes or any other agreements and documents in connection therewith plus applicable interest on such sums, expenses or costs; and

                  (c) Any extensions, modifications, changes, substitutions, restatements, renewals or increases or decreases of any or all of the indebtedness referenced above; and

                  (d)  Any  and  all   other   indebtedness,   obligations   and
         liabilities of any kind, of Debtor to Secured Party, now or hereafter existing, absolute or contingent, joint and/or several, due or not due, secured or unsecured, arising by operation of law or otherwise, direct or indirect, including without limitation indebtedness, obligations and liabilities of Debtor to Secured Party as a member of any partnership, syndicate or association or other group and whether incurred by Debtor as principal, surety, endorser, guarantor, accommodation party or otherwise, and any obligations which give rise to an equitable remedy for breach of performance if such breach gives rise to an obligation by Debtor to pay Secured Party;
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hereby grants to Secured Party a security  interest in the collateral  described in Exhibit A to this Agreement and made a part hereof (hereinafter collectively called the "Collateral"). The grant of this security interest in and to the Collateral is for the benefit of all holders of the Notes and the rights hereunder shall be exercised on behalf of such holders by Secured Party under the terms of the Note Agreement.

         2.   Representations,   Warranties  and  Covenants  of  Debtor.  Debtor
expressly represents, warrants and covenants as follows:

         (a) The address appearing with Debtor's signature below is the address of Debtor's chief executive office. The Collateral shall be located at Debtor's address appearing below.

         (b) Debtor shall keep the records concerning the Collateral and concerning accounts, general intangibles, mobile goods and contract rights at the address appearing below.

         (c) Debtor will give Secured Party 60 days prior written notice of any change in (i) Debtor's chief executive office or (ii) the ownership of Debtor's business, (iii) the principals responsible for the management of Debtor's business, (iv) Debtor's corporate structure or identity, or (v) Debtor's name or trade name, or prior to commencing to use an assumed name not set forth in this Agreement.

         (d) If any of the Collateral is to be or has been attached to real estate, the legal description of the real estate is attached to this Agreement as Exhibit B and made a part hereof.

         (e) If Debtor does not have a record interest in the real estate described above, the record owner is indicated on the attached Exhibit B.

         (f) Without the prior written consent of Secured Party, Debtor will not move, sell, lease, permit any encumbrance on or otherwise dispose of the Collateral, other than its inventory in the ordinary course of its business. Debtor represents and warrants that Debtor is the sole owner of the Collateral, free and clear of all liens, charges, interests, and encumbrances, other than in favor of Secured Party, that no other person or other entity has any interest in the Collateral whatsoever, and that Debtor will defend same against all adverse claims and demands.

         (g) Debtor will keep the Collateral insured by such companies, in such amounts and against such risks as shall be acceptable to Secured Party, with loss payable and additional insured clauses in favor of Secured Party as are satisfactory to Secured Party. Debtor will deposit such insurance policies with Secured Party. Debtor hereby assigns to Secured Party and grants to Secured
Party  a  security   interest  in  any  return  of  unearned  premium  due  upon cancellation of any such insurance and directs the insurer thereunder to pay to Secured Party all amounts so due. All amounts received by Secured Party in payment of insurance losses or return of unearned premium may, at Secured Party's option, be applied to the indebtedness by Secured Party, or all or any part thereof may be used for the purpose of repairing, replacing or restoring the Collateral. If Debtor
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fails to maintain satisfactory  insurance,  Secured Party shall have the option, but not the obligation, to obtain such insurance in such amounts as Secured Party deems necessary, and Debtor agrees to repay, with interest at the highest rate applicable to any indebtedness which this Agreement secures, all amounts so expended by Secured Party.

         (h) Debtor represents and warrants to Secured Party that all financial statements and credit applications delivered by Debtor to Secured Party accurately reflect the financial condition and operations of Debtor at the times and for the periods therein stated. So long as this Agreement is in force and effect, Debtor agrees to deliver the following information to Secured Party:

                  1. Within sixty days after the end of each quarterly fiscal period (beginning September 30, 1997), the Debtor shall furnish to Secured Party a copy of:

                           (i) consolidated balance sheets of Debtor and its subsidiaries as of the close of such quarterly fiscal period, and

                           (ii) consolidated statements of income and consolidated statement of cash flows of Debtor and its subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such period,

                  2. Within 120 days after the end of each fiscal year of Debtor, Debtor shall furnish to Secured Party:

                           (i) audited consolidated balance sheets of Debtor and
                  its subsidiaries as of the close of such fiscal year, and

                           (ii) audited consolidated statements of income, audited consolidated statements of stockholders' equity and audited consolidated statement of cash flows of Debtor and its subsidiaries for such fiscal year.

All financial information shall be prepared in accordance with generally accepted accounting principles. Concurrently with the submission of required financial information, Debtor shall also submit a certificate of its president or chief financial officer to the effect that such officer is not aware of any condition or event that constitutes a default under this Agreement or a default under any agreement to which Debtor is a party, or under any notes or other obligations of Debtor or which, with the mere passage of time or notice, or both, would constitute a default under this Agreement or a default under any such agreement or under any notes or other obligations of Debtor.

         (i) Secured Party shall not be deemed to have waived any of its rights in any Collateral unless such waiver is in writing and signed by an authorized representative of Secured Party. No delay or omission by Secured Party in exercising any of Secured Party's rights shall operate as a waiver thereof or of any other rights. Secured Party shall have, in addition to all other rights and
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remedies  provided by this Agreement or applicable  law, the rights and remedies of a secured party under the Uniform Commercial Code.

         (j) Debtor will maintain the Collateral in good condition and repair and will pay promptly all taxes, levies, and encumbrances and all repair, maintenance and preservation costs pertaining to the Collateral. If Debtor fails to make such payments, Secured Party shall have the option, but not the obligation, to pay the same and Debtor agrees to repay, with interest at the highest rate applicable to any indebtedness which this Agreement secures, all amounts so expended by Secured Party. Debtor will at any time and from time to time, upon request of Secured Party, give any representative of Secured Party access during normal business hours to inspect the Collateral or the books and records thereof.

         (k) Debtor agrees to pay to Secured Party on demand all expenses, including reasonable attorney fees and expenses, incurred by Secured Party in protecting or enforcing its rights in the Collateral or otherwise under this Agreement. After deducting all said expenses, the remainder of any proceeds of sale or other disposition of the Collateral shall be applied to the indebtedness due Secured Party in such order of preference as Secured Party shall determine.

         (l) Debtor hereby agrees to faithfully preserve and protect Secured Party's security interest in the Collateral at all times, and further agrees to execute and deliver, from time to time, any and all further or other documents, instruments, continuation statements and perform or refrain from performing such acts, as Secured Party may reasonably request to effect the purposes of this Agreement and to secure to Secured Party the benefits of all the rights, authorities and remedies conferred upon Secured Party by the terms of this Agreement. Debtor shall permit, or cause to be permitted, at Debtor's expense, representatives of Secured Party to inspect and make copies of the books and records of Debtor relating to the Collateral at any reasonable time or times upon prior notice.

         3. Defaults. The occurrence of any of the following events shall constitute a default hereunder:

                  (a) The failure of Debtor to make any payment when due on any indebtedness to Secured Party whether pursuant to the Note or any other obligation to Secured Party, or a default in any provision of the Note or any other agreement or document secured hereby or any other encumbrance or agreement securing the Note;

                  (b)  The  breach  of  or  failure  to  perform   promptly  any
         obligation or covenant set forth in this Agreement, the Note or any other agreement secured hereby or securing the Note;

                  (c) The suspension of business, insolvency, failure generally to pay debts as they became due, or the commission of any act constituting or resulting in a business failure, in each case on the part of Debtor's business; the concealment or removal of any
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
         substantial portion of Debtor's property with the intent to hinder, delay or defraud any one or more creditors, or the making of any other transfer which is fraudulent or otherwise voidable under the Bankruptcy Code or other applicable federal or state law; the existence or creation of any lien, including without limitation any tax or judgment lien, upon the Collateral or any substantial part of Debtor's property; an assignment for the benefit of creditors; the commencement of any proceedings by or against Debtor (under the Bankruptcy Code or otherwise) seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the appointment of a receiver, trustee or custodian for Debtor or for the Collateral or a substantial part of the property of Debtor; or the institution by Debtor or any other person or entity of any liquidation, dissolution or reorganization proceedings with respect to Debtor;

                  (d) The failure to effectively and promptly discharge, stay or indemnify against, to Secured Party's satisfaction, any lien or attachment against any of Debtor's property or the Collateral;

                  (e) Any representation or warranty contained herein or in any other document delivered by or on behalf of Debtor to Secured Party shall be false or misleading when made;

                  (f) The occurrence of any default or event of default under any other document or agreement securing or guaranteeing any of the obligations secured by the Agreement; or the occurrence of any default or event of default due to any material indebtedness or obligation of Debtor to any third party that causes such third party to declare such indebtedness or other obligation due prior to its scheduled date of maturity; or

                  (g) The occurrence of any default or event of default under or with respect to any obligation of Debtor to any affiliate of Secured Party. For the purposes of this subparagraph, "affiliate" shall have the meaning set forth in the Note Agreement.

         4. Remedies.

         (a) Upon the occurrence of any default under this Agreement, Secured Party is authorized in its discretion to declare any or all of the indebtedness to be immediately due and payable without demand or notice to Debtor, and may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to a secured party under applicable law, including without limitation the Uniform Commercial Code, such rights and remedies to include without limitation the right to take possession and sell, lease or otherwise dispose of the Collateral. If reasonable notice of any disposition of Collateral or other enforcement is required, such requirement will be met if such notice is mailed, postage pre-paid, to the address of Debtor shown below Debtor's signature on this Agreement at least 15 days prior to the time of disposition or
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other  enforcement.  Debtor  agrees  that upon  demand by  Secured  Party  after default, Debtor will promptly assemble the Collateral and make the Collateral available to Secured Party at a place convenient to Secured Party.

         (b) Debtor agrees that all of the Collateral and all of the other security which may be granted to Secured Party in connection with the obligations secured hereby constitute equal security for all of the obligations secured hereby, and agrees that Secured Party shall be entitled to sell, retain or otherwise deal with any or all of the Collateral, in any order or simultaneously as Secured Party shall determine in its sole and absolute discretion, free of any requirement for the marshaling of assets or other restriction upon Secured Party in dealing with the Collateral or such other security.

         (c) Upon the occurrence of any default under this Agreement, Debtor hereby irrevocably constitute and appoints Secured Party (and any employee or agent of Secured Party) as Debtor's true and lawful attorney-in-fact with full power of substitution, in Secured Party's name or Debtor's name or otherwise, for Secured Party's sole use and benefit, at Debtor's cost and expense, to exercise the following powers with respect to the Collateral:

                  1.  To  demand,   sue  for  collection,   receive,   and  give
         acquittance for any and all monies due or owing with respect to the Collateral;

                  2. To receive, take, endorse Debtor's name on, assign and deliver any checks, notes, drafts, documents or other instruments taken or received by Secured Party in connection with the Collateral;

                  3. To settle, compromise, prosecute, or defend any action or proceeding with respect to the Collateral;

                  4. To sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds thereof, as fully as if Secured Party were the absolute owner thereof.

                  5. To sign Debtor's name to and file financing statements or such other documents and instruments as Secured Party may deem appropriate.

                  6. To take any and all action that Secured Party deems necessary or proper to preserve its interest in the Collateral, including without limitation, the payment of debts of Debtor that might impair the Collateral or Secured Party's security interest therein, the purchase of insurance on the Collateral, the repair or safeguard of the Collateral, or the payment of taxes thereon.

                  7. To notify account debtors of Secured Party's security interest in Debtor's accounts and to instruct them to make payment directly to Secured Party.
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
         (d) Debtor agrees that the powers of attorney granted herein are coupled with an interest and shall be irrevocable until full, final and irrevocable payment and performance of the indebtedness secured hereby; and that neither Secured Party nor any officer, director, employee or agent of Secured Party shall be liable for any act or omission, or for any mistake or error of judgment, in connection with any such powers.

         (e) Notwithstanding the foregoing, Secured Party shall be under no duty to exercise any such powers, or to collect any amount due on the Collateral, to realize on the Collateral, to keep the Collateral, to make any presentment, demand or notice of protest in connection with the Collateral, or to perform any other act relating to the enforcement, collection or protection of the Collateral.

         (f) This Agreement shall not prejudice the right of Secured Party at its option to enforce the collection of any indebtedness secured hereby or any other instrument executed in connection with this transaction, by suit or in any other lawful manner. No right or remedy is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative to every other right or remedy herein or conferred in any other agreement or document for the benefit of Secured Party, or now or hereafter existing at law or in equity.

         5. Miscellaneous.

         (a) This Agreement and the security interest in the Collateral created hereby shall terminate when the indebtedness has been fully, finally and irrevocably paid and all other obligations of Debtor to Secured Party have been performed in full. Prior to such termination, this shall be a continuing agreement.

         (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. DEBTOR CONSENTS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF ARIZONA, AND THE FEDERAL COURTS LOCATED IN ARIZONA, SO THAT SECURED PARTY MAY SUE DEBTOR IN ARIZONA TO ENFORCE THIS AGREEMENT. DEBTOR AGREES NOT TO CLAIM THAT ARIZONA IS AN INCONVENIENT PLACE FOR TRIAL. AT SECURED PARTY'S OPTION, THE VENUE (LOCATION) OF ANY SUIT TO ENFORCE THIS AGREEMENT MAY BE IN MARICOPA COUNTY, ARIZONA. DEBTOR HEREBY IRREVOCABLY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO DEBTOR AT THE ADDRESS PROVIDED FOR NOTICES UNDER THIS AGREEMENT.
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         (c) This  Agreement  shall inure to the benefit of Secured  Party,  its successors and assigns and to any other holder who derives from Secured Party title to or an interest in the indebtedness which this Agreement secures, and shall be binding upon Debtor, its successors and assigns.

         (d) In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

         (e) Any provision to the contrary notwithstanding contained herein or in the Note or in any other instrument now or hereafter evidencing, securing or otherwise relating to any secured indebtedness, neither Secured Party nor any other holder of the secured indebtedness shall be entitled to receive or collect, nor shall Debtor be obligated to pay, interest on any of the secured indebtedness in excess of the maximum rate of interest at the particular time in question, if any, which, under applicable law, may be charged to Debtor (herein the "Maximum Rate"), provided that the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Debtor from time to time as of the effective time of each change in the Maximum Rate, and if any provision herein or in the Note or in such other instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this paragraph shall control and shall override any contrary or inconsistent provision herein or in the Note or in such other instrument. The intention of the parties being to conform strictly to the usury limitations under applicable law. The Note, this Agreement, and each other instrument now or hereafter evidencing or relating to any secured indebtedness shall be held subject to reduction to the amount allowed under said applicable law as now or hereafter construed by the courts having jurisdiction.

         (f) All notices pursuant to this Security Agreement shall be in writing and shall be directed to the addresses set forth below or such other address as may be specified in writing, by certified or registered mail, return receipt requested by the party to which or whom notices are to be given. Notices shall be deemed to be given three days after mailing by depositing same in any United States post office station or letter box in a post-paid envelope.

         (g) The singular used herein shall include the plural.

         (h) If more than one party shall execute this Agreement as "Debtor," the term "Debtor" shall mean all such parties executing this Agreement, and all such parties shall be jointly and severally obligated hereunder.

         (i) A photocopy or other reproduction of this Agreement or of any financing statement is sufficient as a financing statement and may be filed as a financing statement in any government office.
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         In Witness Whereof,  the undersigned have executed this Agreement as of the date first written above.



                                        Debtor:

                                        Soy Environmental Products, Inc., a
                                        Delaware corporation


                                        By____________________________

                                        Its___________________________

                                        Address of Debtor:

                                        8855 Black Canyon Freeway
                                        Suite 2000
                                        Phoenix, Arizona 85021


                                        Delta Environmental, Inc., a
                                        Delaware corporation

                                        By____________________________

                                        Its___________________________

                                        Address of Debtor:

                                        9135 Barton Street
                                        Overland Park, Kansas 66214


                                        Secured Party:

                                        Fox & Company Investments, Inc.


                                        By____________________________
                                       9
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                                        Its___________________________

                                        Address of Secured Party:

                                        6232 North 32nd Street
                                        Phoenix, Arizona 85018
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                                    Exhibit A
                                  All Property

This is Exhibit A to the Security Agreement dated July 3, 1997, between Secured Party and Debtor. The collateral covered by this financing statement consists of the Debtor's interest in all of the following property, whether in all cases whether now owned or hereafter owned, presently existing or hereafter created, acquired or arising, and wherever located:

         (A) All accounts, contract rights, chattel paper, instruments (including certificated securities), letters of credit and documents;

         (B) All stock, partnership interests, membership interests or other evidence of ownership of any entity including specifically, any interest in Interwest, L.L.C. an Iowa limited liability company

         (C) All inventory, including without limitation: all goods intended for sale or lease by the Debtor, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the Debtor's business; and all documents evidencing and general intangibles relating to any of the foregoing (referred to collectively as "Inventory");

         (D) All equipment, machinery, apparatus, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than inventory) of every kind and description owned by the Debtor or in which the Debtor has an interest, and all parts, accessories and special tools, including, but not limited to, the equipment listed on Schedule 1 attached hereto;

         (E) All general intangibles, including without limitation: all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, formulas, processes, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registration, licenses, franchises, customer lists, tax refund, refund claims, and computer programs; all claims under guaranties, security interests or other security held by or granted to the Debtor to secure payment of any obligation
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
                  owed to the Debtor; all rights to indemnification; and all other intangible property of every kind and nature (other than accounts);

         (F) All monies and other property of any kind, now or at any time or times hereafter, in the possession or under the control of the Secured Party or a bailee of the Secured Party;

         (G) All accessions to, substitutions for, and all replacements, products and cash and non-cash proceeds of (A), (B), (C), (D) and (E), above, including, without limitation, proceeds of, unearned premiums with respect to insurance policies insuring any of such property or interest; and

         (H) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of the Debtor pertaining to any of (A), (B), (C), (D), (E) or (F), above.
                                       12
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                                    Exhibit B
                          Description of Real Property
                                Leased by Debtor


This is Exhibit B to the Security Agreement dated July __, 1997, between Secured Party and Debtor.

                  Real Property Leased by Debtor is located at:




                       Owner of the Leased Real Property:
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